Exhibit 99.1

BLOCKBUSTER REPORTS FOURTH QUARTER AND FULL-YEAR 2006 RESULTS

DALLAS, February 27, 2007 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the fourth quarter and full-year ended December 31, 2006.

For the fourth quarter of 2006, net income was $12.9 million, or $0.05 per diluted share, as compared with net income of $18.0 million, or $0.09 per diluted share, for the fourth quarter of 2005. Adjusted net income for the fourth quarter of 2006 totaled $20.4 million, or $0.09 per diluted share, as compared with adjusted net income of $25.0 million, or $0.12 per diluted share, for the fourth quarter of 2005. The calculations of adjusted results are shown on pages 4 and 5 of the tables accompanying this release.

“2006 was an exciting year for Blockbuster. We delivered four consecutive quarters of positive same-store domestic movie rental revenues. We also significantly reduced operating costs, sizably increased our online subscriber base and substantially improved our profitability and cash flow,” said John Antioco, Blockbuster Chairman and CEO. “In the year ahead, we anticipate online subscriber growth to exceed 2006 levels. Specifically, we expect to have a total of 3 million BLOCKBUSTER Total Access™ subscribers by the end of the first quarter, which would mean that we will have nearly doubled our subscriber base in the five months since we launched our new integrated offering. This growth will require some investment in the first half of the year, but we believe this investment is the right strategy to deliver value to our shareholders and should result in more online customers, more in-store customers, a larger share of the overall domestic rental market and increasing revenues.”

Fourth Quarter Financial Results

Revenues for the fourth quarter of 2006 increased 1.4% to $1.51 billion compared with $1.49 billion for the fourth quarter of last year primarily due to an increase in worldwide same-store merchandise sales and favorable foreign exchange rates. Revenues for the period also include the favorable impact of an

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Blockbuster Inc. Fourth Quarter and Full-Year 2006 Earnings Release

approximately $30 million increase in revenues from Blockbuster’s online rental service, which added approximately 700,000 online rental subscribers during the fourth quarter, including approximately 500,000 paying subscribers. The Company credits its significant subscriber growth during the fourth quarter to the strong customer appeal of BLOCKBUSTER Total Access, which gives its online customers the option of returning their DVDs through the mail or exchanging them at a participating BLOCKBUSTER® store for free in-store movie rentals.

Operating income for the fourth quarter of 2006 totaled $45.8 million, compared to operating income of $57.0 million for the same period last year. Total selling, general and administrative (“SG&A”) expenses for the fourth quarter of 2006 increased $17.9 million from the fourth quarter of 2005 largely due to higher level of promotional activities and costs incurred to launch and support BLOCKBUSTER Total Access. Gross profit increased $7.8 million primarily as a result of the increase in merchandise revenues mostly driven by strong sales of games internationally. Gross margin for the fourth quarter remained essentially flat at 51.8% as compared to 52.1% for the same period last year.

Full-Year 2006 Financial Results

Revenues for 2006 decreased 3.5% to $5.52 billion from $5.72 billion for 2005 mostly due to the closure of stores resulting from accelerated actions to optimize the Company’s asset portfolio and a 2.1% decrease in worldwide same-store sales. Worldwide same-store revenues include the favorable impact of a $105.5 million increase in revenues from Blockbuster’s online rental service resulting from growth in the subscriber base, which nearly doubled to approximately 2.2 million subscribers, including approximately 2 million paying subscribers, at the end of 2006.

Operating income for the full-year 2006 totaled $79.1 million, as compared to an operating loss of $388.0 million for the same period last year, which included a $341.9 million non-cash charge to impair goodwill and other long-lived assets. Adjusted operating income increased by $133.2 million to $115.4 million for the full-year 2006 from an adjusted operating loss of $17.8 million for 2005 mostly driven by ongoing cost containment actions, which the Company began during the third quarter of 2005.

For the full-year 2006, net income totaled $54.7 million, or $0.23 per diluted share, as compared with a net loss of $588.1 million, or $3.20 per common share, for 2005. Excluding the favorable resolution of multi-year tax audits, store closure and severance costs as well as certain other items, as shown on page 5 of the

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Blockbuster Inc. Fourth Quarter and Full-Year 2006 Earnings Release

financial tables, adjusted net income for the full-year 2006 totaled $6.3 million, or $0.03 loss per common share, compared with an adjusted net loss of $73.6 million, or $0.40 per common share, in 2005.

Cash flow provided by operating activities increased by $399.9 million to $329.4 million for the full-year 2006 from a $70.5 million deficit for 2005 driven by improvement in profitability. Free cash flow (net cash flow provided by operating activities less capital expenditures) improved by $460.8 million to $250.9 million for the full-year 2006 from a negative $209.9 million for the same period last year. As of December 31, 2006, no balance was outstanding under the Company’s revolving credit facility and the Company’s borrowing capacity, which excludes various letters of credit, totaled approximately $293 million.

Additional financial and operational information for the fourth quarter and full-year 2006 can be found in the tables accompanying this release.

Divestiture of Certain Non-Core Assets

As part of the ongoing review of its asset portfolio, during 2006 the Company completed the divestiture of its MOVIE TRADING CO.® locations and Movie Brands Inc. subsidiary, closed its store operations in Spain and sold its Taiwan subsidiary, coupled with a master franchise license, to Webs-TV, the largest broadband TV operator in the Chinese market. Most recently, in 2007 the Company sold its 72-store, U.S.-based RHINO VIDEO GAMES® chain to GameStop Corp. and in conjunction with the Blockbuster Brazilian franchisee’s sale of its stores to LOJAS Americanas, the Company signed a 20-year licensing agreement with Lojas, giving the Brazilian retailer rights to the BLOCKBUSTER brand for the rental and retail sale of video products. The Company also entered into an agreement to sell its Australian subsidiary and grant the master franchise rights for the BLOCKBUSTER system in Australia to Video Ezy, an Australian-based company with 518 franchised video rental stores.

Other Matters

The Company and its Chief Executive Officer are in discussions in an attempt to resolve a disagreement concerning the Board of Directors’ 2006 bonus award to the Chief Executive Officer. On January 25, 2007, the Company’s Board of Directors exercised negative discretion and awarded a 2006 bonus to the Chief Executive Officer of $2.28 million, which would be in addition to his 2006 salary and deferred compensation of approximately $2.5 million. The bonus is subject to the condition that the Board would award him no 2006 bonus if the Chief Executive Officer contested the award. The Chief Executive Officer maintains that he would be entitled to a 2006 bonus of $7.65 million based on the application of the 2006

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Blockbuster Inc. Fourth Quarter and Full-Year 2006 Earnings Release

senior bonus plan performance goals discussed in the Company’s Form 8-K dated February 16, 2006. Therefore, the Company has determined to reserve $4.5 million for this contingency. The Company has evaluated this contingency solely based on the guidance outlined in SFAS No. 5, Accounting for Contingencies. The complete terms and provisions of the employment agreement with the Company’s Chief Executive Officer are filed with the SEC as Exhibit 10.2 to the Company’s Form 10-Q for the quarterly period ended June 30, 2004.

Earnings call

The Blockbuster earnings call will be webcast today at 9 a.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s quarterly and full-year 2006 results can be found in the Company’s Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2006 and in the Company’s upcoming Form 10-K for the year ended December 31, 2006. The filings and the webcast can be accessed at http://investor.blockbuster.com.

About Blockbuster

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment, with over 8,000 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

Forward-Looking Statements

This release and our related earnings conference call include forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may include, without limitation, statements relating to (1) our ability to increase our in-store and online subscriber base, increase our market share and revenues, and create shareholder value; (2) our expectations regarding operating expenses and capital expenditures; (3) our overall strategies and related initiatives and investments, including our online business and efforts, such as BLOCKBUSTER Total Access, to integrate our in-store and online consumer offering and any future digital delivery offering, and our expectations with respect to the competitive and financial impact of these and other initiatives; (4) our expectations for establishing our online business as profitable, our online subscriber growth goals and the effectiveness of our investments in our online business; (5) our outlook for the home video industry and our performance relative to the industry; and (6) our expectations with respect to potential divestitures and store closures. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements

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Blockbuster Inc. Fourth Quarter and Full-Year 2006 Earnings Release

are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, including our online business and combined in-store and online consumer offering, including BLOCKBUSTER Total Access, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements; (7) our ability to respond to changing consumer preferences, including with respect to video on demand, digital distribution and other new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) our ability to capitalize on anticipated industry consolidation; (11) the application and impact of future accounting policies or interpretations of existing accounting policies; (12) the impact of developments affecting our outstanding litigation and claims against us; and (13) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly report on Form 10-Q for the quarter ended September 30, 2006. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release and in our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenues:
Base rental revenues	$828.7	$860.6	$3,338.0	$3,483.3
Previously rented product (“PRP”) revenues	146.7	149.0	616.0	590.5
Extended viewing fee (“EVF”) revenues	20.7	19.5	76.1	86.5

Total rental revenues	996.1	1,029.1	4,030.1	4,160.3
Merchandise sales	501.7	444.6	1,432.2	1,488.8
Other revenues	15.5	18.0	61.2	72.2

	1,513.3	1,491.7	5,523.5	5,721.3

Cost of sales:
Cost of rental revenues	346.5	362.2	1,400.4	1,399.1
Cost of merchandise sold	382.5	353.0	1,075.3	1,164.9

	729.0	715.2	2,475.7	2,564.0

Gross profit	784.3	776.5	3,047.8	3,157.3

Operating expenses:
General and administrative	634.1	636.0	2,600.7	2,724.1
Advertising	47.6	27.8	154.3	252.7
Depreciation and amortization of intangibles	51.7	55.7	208.6	226.6
Impairment of goodwill and other long-lived assets	5.1	—	5.1	341.9

	738.5	719.5	2,968.7	3,545.3

Operating income (loss)	45.8	57.0	79.1	(388.0)
Interest expense	(24.5)	(28.7)	(101.6)	(98.7)
Interest income	2.6	1.4	9.9	4.1
Other items, net	1.7	0.4	4.1	(2.4)

Income (loss) before income taxes	25.6	30.1	(8.5)	(485.0)
Benefit (provision) for income taxes	(10.3)	(9.6)	76.4	(63.3)

Income (loss) from continuing operations	15.3	20.5	67.9	(548.3)
Loss from discontinued operations	(2.4)	(2.5)	(13.2)	(39.8)

Net income (loss)	12.9	18.0	54.7	(588.1)
Preferred stock dividends	(2.9)	—	(11.3)	—

Net income (loss) applicable to common stockholders	$10.0	$18.0	$43.4	$(588.1)

Net income (loss) per common share:
Basic
Continuing operations	$0.06	$0.11	$0.30	$(2.98)
Discontinued operations	(0.01)	(0.01)	(0.07)	(0.22)

Net income (loss)	$0.05	$0.10	$0.23	$(3.20)

Diluted
Continuing operations	$0.06	$0.10	$0.30	$(2.98)
Discontinued operations	(0.01)	(0.01)	(0.07)	(0.22)

Net income (loss)	$0.05	$0.09	$0.23	$(3.20)

Weighted average common shares outstanding:
Basic	187.6	184.3	187.1	183.9

Diluted	190.1	202.8	189.0	183.9

Cash dividends per common share	$—	$—	$—	$0.04

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2006		2005		2006		2005
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total
Rental revenues:
Base movie rental revenues-in-store	$673.9	67.6%	$716.0	69.5%	$2,787.1	69.2%	$2,971.4	71.5%
Base movie rental revenues-online	74.0	7.4%	44.1	4.3%	248.3	6.2%	142.8	3.4%
Movie PRP revenues	129.0	13.0%	130.4	12.7%	544.6	13.5%	517.7	12.4%
Movie EVF revenues	19.0	1.9%	17.6	1.7%	70.3	1.7%	79.4	1.9%

Total movie rental revenues	895.9	89.9%	908.1	88.2%	3,650.3	90.6%	3,711.3	89.2%

Base game rental revenues	80.8	8.1%	100.5	9.8%	302.6	7.5%	369.1	8.9%
Game PRP revenues	17.7	1.8%	18.6	1.8%	71.4	1.8%	72.8	1.7%
Game EVF revenues	1.7	0.2%	1.9	0.2%	5.8	0.1%	7.1	0.2%

Total game rental revenues	100.2	10.1%	121.0	11.8%	379.8	9.4%	449.0	10.8%

Total rental revenues	$996.1	100.0%	$1,029.1	100.0%	$4,030.1	100.0%	$4,160.3	100.0%

Merchandise sales:
Movie sales	$141.8	28.3%	$145.3	32.7%	$440.6	30.7%	$538.3	36.2%
Game sales	269.5	53.7%	215.6	48.5%	665.4	46.5%	619.8	41.6%
General merchandise sales	90.4	18.0%	83.7	18.8%	326.2	22.8%	330.7	22.2%

Total merchandise sales	$501.7	100.0%	$444.6	100.0%	$1,432.2	100.0%	$1,488.8	100.0%

Other Information:

		Three Months Ended December 31,				Twelve Months Ended December 31,
		2006	2005			2006	2005
Same-Store Revenues Data:
Worldwide same-store revenues increase (decrease)
Rental revenues		(1.8)%	(7.7)%			(1.0)%	(5.5)%
Merchandise sales		9.3%	(14.5)%			(4.7)%	(2.4)%
Total revenues		1.5%	(10.0)%			(2.1)%	(4.8)%
Domestic same-store revenues increase (decrease)
Rental revenues		0.3%	(7.4)%			1.1%	(5.3)%
Merchandise sales		(14.0)%	(29.4)%			(24.2)%	(8.2)%
Total revenues		(2.2)%	(12.1)%			(3.3)%	(5.9)%
International same-store revenues increase (decrease)
Rental revenues		(8.3)%	(8.7)%			(7.4)%	(6.2)%
Merchandise sales		21.8%	(3.3)%			9.7%	2.6%
Total revenues		7.9%	(5.8)%			0.4%	(2.4)%

Margin:
Rental margin		65.2%	64.8%			65.3%	66.4%
Merchandise margin		23.8%	20.6%			24.9%	21.8%
Gross margin		51.8%	52.1%			55.2%	55.2%

Cash Flow Data:
Net cash flow provided by (used for) operating activities		N/A	N/A			$329.4	$(70.5)
Net cash flow used for investing activities		N/A	N/A			$(41.0)	$(114.2)
Net cash flow provided by (used for) financing activities		N/A	N/A			$(183.2)	$138.3

Capital Expenditures		$38.8	$37.6			$78.5	$139.4

Balance Sheet Information:

			December 31, 2006			December 31, 2005
Cash and cash equivalents			$394.9			$276.2
Merchandise inventories			$343.9			$310.3
Rental library			$457.1			$475.5
Accounts payable			$517.7			$368.1
Total debt (including capital lease obligations)			$984.2			$1,158.0

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION, continued

Worldwide Store Count Information:
	Twelve Months Ended December 31,
	2006	2005
Domestic Company-Owned Stores:
Beginning	4,617	4,708
Additions/Purchases	59	103
Closures/Sales	(421)	(194)

Ending	4,255	4,617

International Company-Owned Stores:
Beginning	2,541	2,557
Additions/Purchases	28	68
Closures/Sales	(273)	(84)

Ending	2,296	2,541

Franchised Stores:
Beginning	1,884	1,829
Additions/Purchases	141	93
Closures/Sales	(216)	(38)

Ending	1,809	1,884

Total Stores Worldwide:
Beginning	9,042	9,094
Additions/Purchases	228	264
Closures/Sales	(910)	(316)

Ending	8,360	9,042

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company's investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”). As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable amounts reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Twelve Months Ended December 31,
	2006	2005
Net cash flow provided by (used for) operating activities	$329.4	$(70.5)

Adjustments to reconcile net cash flow provided by (used for) operating activities to free cash flow:
Capital expenditures	(78.5)	(139.4)

Free cash flow	$250.9	$(209.9)

The following table provides a reconciliation of net income (loss) to free cash flow:

	Twelve Months Ended December 31,
	2006	2005
Net income (loss)	$54.7	$(588.1)

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and amortization of intangibles	210.6	230.9
Impairment of goodwill and other long-lived assets	5.1	356.8
Non-cash share-based compensation expense	25.5	38.9
Capital expenditures	(78.5)	(139.4)
Rental library purchases, net of rental amortization	31.1	16.4
Changes in working capital	10.6	(160.7)
Changes in deferred taxes and other	(8.2)	35.3

Free cash flow	$250.9	$(209.9)

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the twelve months ended December 31, 2006, the Company reports adjusted net income, adjusted net loss per common share and adjusted operating income excluding costs incurred for store closures, severance costs incurred for a reduction-in-force and charges for performance under a 2001 guarantee of franchisee debt. For the three and twelve months ended December 31, 2006, the Company reports adjusted net income, adjusted net income (loss) per common share and adjusted operating income excluding non-cash charges to impair other long-lived assets recorded pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Additionally, for the twelve months ended December 31, 2006, the Company reports adjusted net income and adjusted net loss per common share excluding the recognition of a tax benefit from the resolution of multi-year income tax audits.

For the twelve months ended December 31, 2005, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding non-cash charges to impair goodwill and other long-lived assets recorded pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, costs incurred related to the potential acquisition of Hollywood Entertainment Corporation (“HEC”) and severance costs incurred for a reduction-in-force. For the three and twelve months ended December 31, 2005, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding a bad debt reserve recorded for an uncollectible franchise note receivable. Additionally, for the twelve months ended December 31, 2005, the Company reports adjusted net loss, adjusted net loss per common share excluding the valuation allowance recorded against the Company’s deferred tax asset.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. Management believes that, because the items discussed above are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results. Management uses income (loss) from continuing operations and operating income (loss) excluding these non-recurring items as an internal measure of business operating performance.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$15.3	$20.5	$67.9	$(548.3)
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Costs incurred for store closures	—	—	12.7	—
Severance costs incurred for reduction-in-force	—	—	14.5	11.2
Performance under a 2001 guarantee of franchisee debt	—	—	4.0	—
Reserve on franchisee note receivable	—	4.5	—	4.5
Resolution of income tax audits	—	—	(97.9)	—
Costs incurred for the potential acquisition of HEC	—	—	—	12.6
Deferred tax valuation allowance	—	—	—	104.5
Impairment of goodwill and other long-lived assets	5.1	—	5.1	341.9

Adjusted net income (loss)	20.4	25.0	6.3	(73.6)

Preferred stock dividends	(2.9)	—	(11.3)	—

Adjusted net income (loss) applicable to common stockholders	$17.5	$25.0	$(5.0)	$(73.6)

Adjusted net income (loss) per common share	$0.09	$0.12	$(0.03)	$(0.40)

Adjusted weighted average common shares outstanding—diluted	190.1	202.8	189.0	183.9

Reconciliation of adjusted operating income (loss)
Operating income (loss)	$45.8	$57.0	$79.1	$(388.0)
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Costs incurred for store closures	—	—	12.7	—
Severance costs incurred for reduction-in-force	—	—	14.5	11.2
Performance under a 2001 guarantee of franchisee debt	—	—	4.0	—
Reserve on franchisee note receivable	—	4.5	—	4.5
Costs incurred for the potential acquisition of HEC	—	—	—	12.6
Impairment of goodwill and other long-lived assets	5.1	—	5.1	341.9

Adjusted operating income (loss)	$50.9	$61.5	$115.4	$(17.8)